                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                VANGUARD TRUSTEES' EQUITY FUND -- U.S. PORTFOLIO

1. Average Annual Total Return (As of December 31, 1996)
        P (1 + T)n = ERV

     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
    One Year
            P =   $1,000
            T =   +21.30%
            N =   1
          ERV =   $1,212.96
    Five Year
            P =   $1,000
            T =   +14.14%
            N =   5
          ERV =   $1,937.67
    Ten Year
            P =   $1,000
            T =   +12.82%
            N =   10
          ERV =   $3,340.20

2. YIELD (30 Days Ended December 31, 1996)

                    a - b
      Yield = 2[(         + 1)6 - 1]
                    -----
                    c X d
    Where:          a =    dividends and interest paid during the period
                    b =    expense dollars during the period (net of reimbursements)
                    c =    the average daily number of shares outstanding during the period
                    d =    the maximum offering price per share on the last day of the period
    Example:        a =    $243,158.58
                    b =    $64,234.57
                    c =    3,939,723.606
                    d =    $37.54
                Yield =    1.46%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                     VANGUARD INTERNATIONAL VALUE PORTFOLIO

1. Average Annual Total Return (As of December 31, 1996)
        P (1 + T)n = ERV

     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
    One Year
            P =   $1,000
            T =   +10.22%
            N =   1
          ERV =   $1,102.20
    Five Year
            P =   $1,000
            T =   +8.67%
            N =   5
          ERV =   $1,515.13
    Ten Year
            P =   $1,000
            T =   +10.48%
            N =   10
          ERV =   $2,709.47